Exhibit 10.14

LOAN AGREEMENT

THIS LOAN AGREEMENT, dated January 1st, 2010, made in Hong Kong, by and between:

Party A: Gold Spread Trading Limited, a limited liability company registered in Hong Kong, with its registered address at: 1301 Bank of America Tower, 12 Harcourt Road, Central Hong Kong, Legal Representative: Li Wong.

Party B: GreenChek Technology Inc. a Nevada, USA incorporated company, with its corporate address at: Suite 2450 – 101 California Street, San Francisco, CA, USA 94111.

RECITALS

WHEREAS, Party B desires to receive funding for the manufacture of its emissions reduction units; and Party A desires to provide Party B with such loan in USD. For the purpose to define the rights and obligations of both parties hereto, Party A and Party B enter into this Loan Agreement (this "Agreement") on the principle of equality and mutual benefit.

ARTICLE I

AMOUNT AND TERM OF LOAN

1.1. Party A agrees, subject to the terms and conditions of this Agreement, to extend interest-free loan in USD to Party B (the "Loan"). The aggregate amounts of the Loan shall be USD 32,500.00.

1.2. Party B shall repay in full to Party A the Loan that Party A actually extends to Party B by issuing 1,625,000 common shares of Party B’s capital stock.

ARTICLE II

METHOD OF BORROWING AND USE OF LOAN PROCEEDS

Immediately upon execution of this Agreement, Party A shall make available to Party B an amount not more than USD10,000.00 of the Loan to the following account designated by Party B:

Account Name:	GreenChek Technology Inc.
Bank:	Bank of Montreal
Swift No.:	BOFMCAM2
Bank Account No.:	0004 4632148

Party B shall not use such Loan for any purposes in violation of Hong Kong laws and regulations, otherwise Party A may at any time require Party B to repay the Loan.  All subsequent amounts will be on an as need basis and not to exceed more than USD 10,000.00 at any given time.

ARTICLE III

PARTY B's REPRESENTATIONS AND WARRANTIES

Party B hereby represents and warrants to Party A that:

2.1. Party B is a legal incorporated company of the State of Nevada, USA, has all the necessary rights, power and capability to enter into and perform all the duties and obligations hereunder, and that this Agreement shall be binding upon Party B after the execution hereof.

2.2. Party B will resolve appropriately any issues not covered hereunder in conjunction with Party A in accordance with relevant Chinese laws and policies.

ARTICLE IV

PARTY A's REPRESENTATIONS AND WARRANTIES

3.1. Party A is a limited liability company established and existing under the laws of Hong Kong, has all the necessary rights, power and capability to enter into and perform all the duties and obligations hereunder, and that this Agreement shall be binding upon Party A after the execution hereof.

3.2. Party A will resolve appropriately any issues not covered hereunder in conjunction with Party B in accordance with relevant Chinese laws and policies.

ARTICLE V

CONFIDENTIALITY

Without written consent of the other party, neither Party shall disclose to any third parties this Agreement or any information disclosed by any Party hereto during the performance of this Agreement, except such disclose is necessary for compliance with relevant laws and regulations, court rules and/or governmental or regulatory or stock exchange rules; unless such information become public known not as a result of violation of this Article 5.1.
ARTICLE VI

WAIVER

4.1. No waiver of any breach hereof or failure of any Party in exercising any power or right hereunder shall operate as a waiver of other breach or further breach hereof, nor waiver of all the power or right hereunder.

4.2. Any delay of any Party in exercising any power or right hereunder shall operate as a waiver thereof.

ARTICLE VII

SEVERABILITY

If any provision of this Agreement shall be held invalid, illegal or unenforceable in any respect under any Chinese laws and regulations, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

ARTICLE VIII

ENTIRE AGREEMENT

5.1. This Agreement contains all the agreement and understanding between the Parties with respect to the Loan.

5.2. This Agreement shall supersede all prior agreements, understandings, letter of intent, documents or communications between both Parties or their representatives and advisors relating to the Loan. Neither Party shall bring forward any claims against the other Party by reference to such superseded agreements, understandings, letter of intent, documents or communications.

5.3. No amendment to this Agreement or any provisions hereof shall be effective unless it shall be agreed in writing by both Parties.
ARTICLE IX

TAXES, FEES AND EXPENSES

Any and all taxes, fees and expenses that are payable as a result of the Loan shall be solely borne by the Party exercising its rights hereunder, unless either Party A or Party B has been expressly required to pay the same under applicable law or this Agreement.

ARTICLE X

BREACH

6.1. Failure by any of Party A or Party B in performing its obligations hereunder shall constitute a breach of this Agreement.

6.2. The Party in breach of this Agreement shall indemnify the other Party for all economic damages suffered as a result of such breach.

6.3. If this Agreement or any portion hereof cannot be performed due to negligence of any Party hereto, such Party shall be held liable for breach, and the other Party shall have the right to terminate this Agreement. If both Parties have negligence, each of Party A and Party B shall take respective responsibilities to the extent of loss and damage.

ARTICLE XI

GOVERNING LAW

The formulation, validity, interpretation, performance, amendment and termination of this Agreement and resolution of dispute shall be governed by the relevant laws of Hong Kong.

ARTICLE XII

DISPUTE RESOLUTION

Any dispute arising out of or in connection with this Agreement shall be settled by friendly discussions and, failing such a settlement within 30 days upon notice by any Party hereto asking for negotiations, both Parties agree that such dispute shall be referred to and finally resolved by arbitration in Hong Kong before the Hong Kong International Economic and Trade Arbitration Commission pursuant to the then effective arbitration rules thereof. The arbitration award shall be final and binding on both Parties.

ARTICLE XIII

DISPUTE RESOLUTION

This Agreement shall be signed in four counterparts, each of Party A and Party B shall hold two thereof, with the same legal effect, and shall become effective after being signed by both Parties.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above in Hong Kong.

Party A: Gold Spread Trading Limited.

Authorized Representative: Yu Qin for Asia Success Holdings Limited

(Signature) “Yu Qin”

Party B: GreenChek Technology Inc.

Authorized Representative: Xin Wang

(Signature)  “Xin Wang”